As filed with the Securities and Exchange Commission on December 22, 1997

                                       Registration No. 333-28501
______________________________________________________________________________
                 SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON D.C. 20549
                         _______________
                            FORM S-8
                POST-EFFECTIVE AMENDMENT NO. 1 TO
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
                         _______________
                    FINGERHUT COMPANIES, INC.
     (Exact name of registrant as specified in its charter)

     Minnesota                                  41-1396490
     (State of                               (I.R.S. Employer
   Incorporation)                          Identification No.)
                       4400 Baker Road
                         Minnetonka,
                       Minnesota  55343
                (Address of Principal Executive
                           Offices)

         Fingerhut Companies, Inc. 1994 Employee Stock
                         Purchase Plan
                   (Full Title of the Plan)

                        _______________
                   Michael P. Sherman, Esq.
                   Fingerhut Companies, Inc.
                        4400 Baker Road
                  Minnetonka, Minnesota 55343
                (Name and address of agent for
                           service)

                        (612) 932-3585
                (Telephone Number of Agent for
                           Service)


                 CALCULATION OF REGISTRATION FEE
                                 Proposed        Proposed
     Title of       Amount to    Maximum         Maximum         Amount
 Securities to be       be       Offering       Aggregate          of
    Registered      Registered  Price Per        Offering     Registration
                                Share (1)         Price           Fee
Common Stock, par
value $.01 per       100,000    $19.46875      $1,946,875     $574.33
share. . . . . . .  shares(2)

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, and based on the average of the high and low sale prices as reported on the New York Stock Exchange composite tape on December 18, 1997.

(2) This registration statement also covers such additional number of shares as may be issuable or saleable by reason of the operation of the antidilution provisions of the Fingerhut Companies, Inc. 1994 Employee Stock Purchase Plan.
_____________________________________________________________________________

This Post-Effective Amendment No. 1 to Registrant's Registration Statement on Form S-8 is being filed solely to register additional securities of the same class as other securities for which a Form S-8 has previously been filed. The contents of the previous Registration Statement on Form S-8 (File No. 333-28501) are hereby incorporated by reference.


                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference in this registration statement:

     a. Annual Report on Form 10-K for the fiscal year ended December 27, 1996;

     b. Quarterly Reports on Forms 10-Q for the quarters ended March 28, 1997; June 27, 1997 and September 26, 1997; and

     c. The description of the Registrant's Common Stock, contained in the Company's Registration Statement on Form 8-A (File No. 1-8668) filed pursuant to Section 12 of the Securities Exchange Act of 1934 and declared effective on April 25, 1990.

     All documents filed by the Registrant (File No. 1-8668) pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 8. Exhibits

Exhibit Number      Description of Exhibit

5                        Opinion of Michael P. Sherman, Esq.

10 Amended and Restated Fingerhut Companies, Inc. 1994 Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10 to
                         Registrant's Registration Statement
                         on Form S-8 (File No. 333-28501)).

24(a)                    Consent of KPMG Peat Marwick LLP.

24(b)                    Consent of Michael P. Sherman, Esq.
                         (included with Exhibit 5).

25 Powers of Attorney (Incorporated by reference to Exhibit 25 to Registrant's Registration Statement on Form S-8 (File No. 333-28501)).


                           SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on December 22, 1997.


                                FINGERHUT COMPANIES, INC.



                                By  /s/ Theodore Deikel
                                    Theodore Deikel
                                    (Chairman of the Board, Chief Executive
                                    Officer and President)

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       Signature                  Title               Date

/s/ Theodore Deikel             Chairman of the Board,   December 22, 1997
Theodore Deikel                 Chief Executive Officer
                                and President; and
                                Director (Principal
                                Executive Officer)

/s/ Gerald T. Knight            Senior Vice President,   December 22, 1997
Gerald T. Knight                Chief Financial Officer
                                (Principal Financial
                                Officer)

/s/ Thomas C. Vogt              Corporate Controller     December 19, 1997
Thomas C. Vogt                  (Principal Accounting
                                Officer)

        *                       Director                 December 22, 1997
Wendell R. Anderson

       *                        Director                 December 22, 1997
Edwin C. Gage

_____________________________  Director                  December __, 1997
Stanley S. Hubbard

       *                        Director                 December 22, 1997
Kenneth A. Macke

       *                        Director                 December 22, 1997
Dudley C. Mecum

       *                        Director                 December 22, 1997
John M. Morrison

       *                        Director                 December 22, 1997
Christina L. Shea
(nee Christina L. Steiner)




*By  /s/ Michael P. Sherman
     Michael P. Sherman as attorney-in-fact.